Exhibit 99.1

EcoloCap Solutions Inc. (OTCBB: ECOS)

For Immediate Release

Proof that EcoloCap’s Biodiesel Technology exceeds ASTM Standards, along with low production costs, makes EcoloCap a game changer for the Biodiesel Industry

In the absence of a government tax incentive, EcoloCap’s Biodiesel Technology is the industry's best chance for revitalization.

Barrington, IL Nov 11, 2010.  EcoloCap Solutions Inc. (OTCBB-ECOS).

Since Congress failed to reinstate the Biodiesel tax incentive, the US Biodiesel industry has been at a virtual standstill as the production cost of Biodiesel from soybeans far exceeds its retail price. The energy security and environmental benefits that come from the production and use of biodiesel are rendered meaningless when the feedstock for processing, low or no fatty acids, is no longer available for the food chain.

As an alternative to soybeans, the use of wasted oils for conversion to biodiesel has been a difficult and expensive process. That is, until the advent of EcoloCap's Biodiesel Technology. EcoloCap's proprietary, single step process uses waste oils with free fatty acid content of up to 95%.  The cost of processing is only $0.30 a gallon, plus the cost of the feedstock. This technology has the potential to revitalize the US Biodiesel industry, create a new market for waste oils, and return the industry to profitability in spite of the absence of a tax incentive.

Established in 1898, ASTM International is the world's largest standards developer with 12,000 of its standards in use around the world. The evidence that EcoloCap-produced Biodiesel exceeds the relevant ASTM International standards is presented in the following table:

B100 Quality Standard Comparison Table
No	Property	Unit	ECOS Biodiesel	USA ASTM
1	Fatty Acid Ester Content	% volume	Over 95.5
2	Flash Point	degree oC	Over 120	93 min
3	Kinematic Viscosity	mm2/sec	Between.1.9-5.0	1.9-6.0
4	Carbon Residue	% weight	Below 0.01	0.05 max
5	Sulfur Content	ppm	Below 10	15 max
6	Ash	% weight	Below 0.01	0.02 max
7	Copper Strip Corrosion	50 oC,3hr	Below 1	3 max
8	CFPP	oC	-25	-12
9	Density	15 oC,kg/m3	Between 860-900	-
10	Moisture	% weight	Below 0.05	0.05 max
11	Sediment	Ppm	Below 24	-
12	Acid Value	mg KOH/g	Below 0.50	0.50 max
13	Total Glycerol	% weight	Below 0.24	0.24 max
14	Monoglyceride	% weight	Below 0.80	-
15	Diglyceride	% weight	Below 0.20	-
16	Triglyceride	% weight	Below 0.20	-
17	Free Glycerol	% weight	Below 0.02	0.020 max
18	Oxidation Stability	110 oC h)	Over 6	3 min
19	Methanol	% weight	Below 0.2	0.2 max
20	Metal Na+K	ppm	Below 5	5 max
	Metal Ca+Mg)	ppm	Below 5	5 max
21	Phosphorus	ppm	Below 10	10 max

EcoloCap Solutions Inc. | 1250 South Grove Avenue | Suite 308 | Barrington, IL 60010 | T (866) 479-7041 | www.EcoloCap.com | ECOS.OB

22	Cetan Content		47 min
23	Cloud Point	degree oC	report

Michael Siegel ECOS CEO says; “This ECOS biodiesel technology will revitalize the biodiesel industry in the US and will open a new market for waste fats. Our technology allows the processing of beef tallow, chicken fat, and grease trap fat with a content of up to 95% free fatty acids, in a single step process. The byproduct of production is valuable medical grade glycerin which further enhances the profitability of the process. The smallest unit that we produce has a capacity of 1,000 gallons per day and the largest 18,000 gallons per day. EcoloCap technology will enable fast food restaurant chains, slaughter houses and tanneries to generate profit from a byproduct that they currently pay to eliminate.”

About The Company:  EcoloCap Solutions Inc. (OTCBB: ECOS) and its subsidiaries Micro Bubble Technologies Inc. (“MBT”), K-MBT Inc. (Korea) and EcoloCap Solutions Canada Inc., are an integrated network of environmentally focused technology companies that mainly utilize nanotechnology to develop efficient alternative energy solutions.  Their portfolio of products and services include the Nano Li rechargeable battery that surpass the performance of batteries in the market today, MBT’s M-Fuel, a breakthrough suspension fuel for diesel and heavy oil applications that greatly reduces cost and the emission of harmful gases, ECOS biodiesel and EcoloCap Solutions Canada Inc. which offers Carbon Credit UN Certification and trading services. For additional information, please visit the EcoloCap website, http://www.EcoloCap.com.

Company Contact Information:
EcoloCap Solutions Inc.
1250 South Grove Avenue, Suite 308
Barrington, Illinois 60010
Tel:  (866) 479-7041
Fax: (847) 919-8440
Email:  Info@EcoloCap.com
This press release may contain statements of a forward-looking nature regarding future events.  These statements are only predictions and actual events may differ materially.  Please refer to documents that EcoloCap Solutions Inc. files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materials from those contained in the forward-looking statements.

EcoloCap Solutions Inc. | 1250 South Grove Avenue | Suite 308 | Barrington, IL 60010 | T (866) 479-7041 | www.EcoloCap.com | ECOS.OB